EXHIBIT NUMBER 4.49



         AMENDMENT TO OPTION AGREEMENT WITH JUAN DEMETRIO LIRIO JR. AND
        JUAN DEMETRIO LIRIO REPRESENTING LIR-FER CONSTRUCCIONES S.R.L.
                              DATED JULY 10, 2002

















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Amendment Lirio II, July 10, 2002

The amendment introduced on July 12th to the Lirio II option contract modifies the payment schedule as follows:

1.   Change in the payment schedule:

     December 30, 2002           US$  40,000
     December 30, 2003           US$  50,000
     December 30, 2004           US$  70,000
     December 30, 2005           US$ 170,000

2. The date of the exercise is extended up to December 30th, 2005, also the feasibility study is extended up to December 30th 2006.

3. The two partners Juan Demetrio Lirio and Juan Demetrio Lirio Jr. agree between them that payments received from Inversiones Mineras Argentinas S.A. will be 33.34% for Juan Demetrio Lirio Jr. and 64.66% for Juan Demetrio Lirio.














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En la  ciudad  de San  Juan a diez  dias del mes de  Julio  ano dos mil dos,  se reunen: el Dr. Ricardo Lopez Aragon en representacion de Inversiones Mineras Argentinas S.A. (IMA) por una parte y el Sr. Juan Dementrio Lirio (hijo) DNI
16.742.047 y Juan Demetrio Lirio (padre) DNI 6.703.839 en su calidad de cesionario de los derechos que en el contrato tenia Lir Fer SRL. por la otra a efectos de:

PRIMERA: Las partes tienen suscrito el contrato de opcion de compra de derechos mineros con fecha 19 de noviembre de 1998.

A su respecto en este acto declaran y acuerdan:

a) Que los importes percibidos por los vendedores con posterioridad al 7 de enero de 2002, que por imperio de la ley fueron pesificados y pagados a un peso un dolar mas el CER, seran actualizados a la fecha teniendo en c uenta para ello: los importes percibidos en pesos seran equivalente a la cantidad de dolares que con ellos pudieran adquirir en el mercado libre segun cotizacion Divisa BCRA Banco Central de la Republica Argentina) al dia anterior a la fecha de pago. Determinada la cantidad de dolares que los pesos recibidos representan, los saldos en dolares, que a cada pago corresponda, se cancelaran mediante la entrega de pesos suficientes para adquirir tales dolares en el mercado libre segun la cotizacion BCRA del dia habil anterior al pago. A los fines precedentemente dispuestos se establece que los vendedores recibieron de IMA la suma de $5.439,50 el dia 2 de Mayo de 2002, representativos de US$1.942,68 a la cotizaccion del dia de $2.80 por dolar, restando en consecuencia el pago de la suma de US$3.057,32 en pesos segun el modo de liquidacion establecido en esta clausula.

     Para los vencimientos futuros, los que se mantienen en la moneda de origen, IMA debera entregar a los vendedores la cantidad de Pesos necesarios para que se adquieran los dolares, que cada cuota determina, sobre la abase de la cotizacion del dolar libre mercado BCRA al dia anterior a la fecha de vencimiento de cada cuota.

b) Que IMA ha cumplido hasta la fecha con las obligaciones impuestas por el contrato de opcion de compra de derechos mineros y su anexo.

c) Reprogramar los importes y las fechas de pago dispuestos en el acuerdo suscrito el 23 de abril de 2001, cuyos vencimientos operan el 30 de diciembre de 2002, 30 de diciembre de 2003; 30 de diciembre de 2004 y 30 de diciembre de 2005; segun el siguiente cronograma:

          30 de diciembre 2002  US$  40.000
          30 de diciembre 2003  US$  50,000
          30 de diciembre 2004  US$  70.000
          30 de diciembre 2005  US$ 170.000

d) Los plazos para el ejercicio de la opcion de compra se prorrogan hasta el 30 de Diciembre de 2005; igualmente queda prorrogado el plazo de estudio de factibilidad hasta el 30 de diciembre de 2006 que establece la clausula quinta del contrato de opcion.


/s/ Ricardo Lopez Aragon                    /s/ Juan Demetrio Lirio

                                            /s/ Juan Demetrio Lirio Jr.




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